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EXHIBIT 10.27


                          EQUITY CONTRIBUTION AGREEMENT

         THIS EQUITY CONTRIBUTION AGREEMENT (this "Agreement") is entered into on June 29 , 2006, between PACIFIC ENERGY RESOURCES LTD., a Delaware corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS").

                                 R E C I T A L S
                                 ---------------

         A. The Company's wholly-owned subsidiary, Carneros Acquisition Corp., a Delaware corporation ("ACQUISITION"), and Laurus are parties to a Securities Purchase Agreement dated as of May 31, 2006 (the "SPA"), to which Carneros Energy, Inc., a Delaware corporation ("CARNEROS"), and Gotland Oil, Inc., a Texas corporation ("GOTLAND", and collectively with Carneros, the "Loan Parties" and each a "Loan Party"), became parties pursuant to a Joinder and Amendment Agreement dated as of the date hereof.

         B. Acquisition is purchasing all of the outstanding shares of capital stock of Carneros (the "SHARES") pursuant to a Stock Purchase Agreement dated the date hereof among Acquisition, Carneros and the shareholders of Carneros. A significant portion of the purchase price for the Shares is being funded with proceeds of a loan from Laurus under the SPA that is being secured by all of the assets of Acquisition, Carneros and Gotland.

         C. The parties desire to provide for a means to ensure that each of Carneros, Acquisition and Gotland will at all times remain solvent and adequately capitalized and able to pay its debts as they become due.

         D. The Company believes that Carneros, Acquisition, and Gotland are each well capitalized and not engaged or about to engage in a business for which its remaining assets are unreasonably small or beyond the ability or each of them to pay, but nonetheless has agreed to contribute additional capital to Carneros, Acquisition or Gotland, as the case may be, on the terms and subject to the conditions set forth below.

         E. Laurus would not have been willing to advance funds under the SPA but for the Company entering into this Agreement.

                                A G R E E M E N T
                                -----------------

         In consideration of the foregoing and of the mutual promises contained in this Agreement, the parties agree that:

1. TERM. This Agreement shall be effective until the earlier of (such date, the "Termination Date") (a) thirty days after the fourth anniversary of the date hereof and (b) the Early Termination Date (as hereafter defined). For purposes hereof, "Early Termination Date" means the first date after the date hereof that all of the following conditions are then satisfied: (i) Laurus shall have received evidence satisfactory to Laurus demonstrating that Carneros and Gotland have collectively produced in excess of 1,000 barrels of oil, net to Carneros and Gotland, each day for more than 180 consecutive days preceding such date,
(ii) the average of the forward prices for West Texas Intermediate oil (as quoted on the New York Mercantile Exchange)



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relating to the five years following such date exceeds $54.59 per barrel, and
(iii) none of the conditions set forth in Section 2 shall have occurred on and after the date hereof and prior to such date.

2. CONDITIONS FOR EQUITY CONTRIBUTION. The Company shall be obligated to contribute cash (either directly or through Acquisition) as additional equity capital to Carneros, Acquisition or Gotland, as the case may be, if any of the following occurs at any time prior to the Termination Date (which if any such event occurs such capital contribution shall be made within two business days of such event) (each, a "Payment Event"):

                  (a) There occurs an event of default under the SPA or any Related Agreement (as such term is defined in the SPA) and, if a cure period is provided, it continues without cure within such cure period, or an event of default occurs, and, if a cure period is provided, such event of default continues without cure within such cure period;

                  (b) Carneros, Acquisition or Gotland (i) at any time admits in writing its inability to pay any Debt (as hereafter defined) as and when the same becomes due, (ii) at any time is unable for any reason whatsoever to, or does not, pay any Debt (as hereafter defined) as and when the same becomes due or (iii) is not at any time solvent. As used in this Agreement, the term "Debt" means and includes any and all debts, liabilities, expenses and obligations of Carneros, Acquisition and Gotland, as applicable, of every kind, nature and description, whether direct, indirect, absolute or contingent, including without limitation, all day to day debts, liabilities, expenses and obligations relating in any manner whatsoever to the operation of its leases, wells and equipment (including fuel, materials, labor, maintenance, production equipment replacement, repairs, workover costs, royalty, severance tax and ad valorem tax), all debt service obligations and any and all other debts, liabilities, expenses and obligations relating in any manner whatsoever to the ownership of its properties, the operation of its business or otherwise; or

                  (c) Carneros, Acquisition or Gotland (i) applies for, consents to or allows to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of creditors, (iii) commences a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) is adjudicated a bankrupt or insolvent, (v) files a petition seeking to take advantage of any other law providing for the relief of debtors,
         (vi) acquiesces to, without challenge within ten (10) days of the filing thereof, or fails to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) takes any action for the purpose of effecting any of the foregoing.

3. AMOUNT OF EQUITY CONTRIBUTION. Each time a Payment Event shall occur at any time prior to the Termination Date (including on multiple occasions if necessary), the Company shall, within five (5) business days following the occurrence of such Payment Event, contribute cash (either directly or through Acquisition) to Carneros, Acquisition or Gotland, as the case may be, without receiving additional shares of stock or any other consideration, as equity capital in an amount necessary (i) in respect of the event set forth in Section 2(a) above, to cure such default, and (ii) in respect of the events set forth in Sections 2(b) and (c) hereof, to make each of


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Carneros, Acquisition and Gotland, as applicable, solvent, and/or to cause and permit each of Carneros, Acquisition and Gotland, as applicable, to timely pay all of its Debts that are then due, as the case may be. As used in this Agreement, the term "solvent" means that the sum of an entity's assets at a fair valuation exceeds the sum of such entity's debts and other obligations. In the event any of Carneros, Acquisition or Gotland shall at any time be unable to pay any Debt as the same shall become due, it shall immediately notify the Company and Laurus of such event, the failure of which shall constitute an event of default under the SPA and the Related Agreements (as such term is defined in the SPA).

4. LIMITATION ON CONTRIBUTION. The maximum aggregate amount that the Company shall be required to contribute pursuant to SECTIONS 2 AND 3 shall be $8,000,000.

5. THIRD PARTY BENEFICIARY. The parties hereto acknowledge that Carneros, Acquisition and Gotland are third party beneficiaries hereof. Notwithstanding that Carneros, Acquisition and Gotland are third party beneficiaries, this Agreement can be amended or terminated at any time by a writing executed by the Company and Laurus, without need for consent of Carneros, Acquisition or Gotland.

6. WAIVERS.

                  (a) The Company acknowledges that Laurus, Acquisition and the Loan Parties may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Company, extend the time of payment of, exchange or surrender any collateral for, or renew or extend any of, the obligations owing by Acquisition and the Loan Parties to Laurus (the "Obligations") or increase or decrease the interest rate thereon, and Laurus may also make any agreement with Acquisition, the Loan Parties or any other person or entity liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement among Laurus, Acquisition, the Loan Parties or any such other person or entity, or make any election of rights Laurus may deem desirable under the United States Bankruptcy Code, as amended (the "Code"), or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally (each of the Code and any of the foregoing, an "Insolvency Law") without in any way impairing or affecting this Agreement.

                  (b) To the extent any right of subrogation may exist, the Company hereby waives such right to be subrogated to any of the rights of Laurus against Acquisition or any Loan Party or any collateral security held by Laurus for the payment of the Obligations and the Company shall not seek or be entitled to any contribution or reimbursement from Acquisition and/or any Loan Party until such time as all Obligations shall have been indefeasibly paid in full.

                  (c) The obligations of the Company under this Agreement shall be absolute and unconditional under any and all circumstances, and shall not be to any extent or in any way released, discharged, terminated, impaired or otherwise affected except by performance in full. The Company hereby knowingly accepts the full range of risk


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         encompassed within this Agreement. The Company hereby irrevocably waives any and all suretyship defenses and any rights or benefits it may possess under Sections 365(b)(1), 365(c)(2) and 365(e)(2) of the Code in the event a court of competent jurisdiction were to find in any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, arrangement, compromise, plan or similar proceeding relating to Acquisition and/or any Loan Party that this Agreement is an executory contract within the meaning of Section 365 of the Code (and the Company hereby acknowledges that this Agreement shall constitute an executory contract for purposes of Section 365 of the Code). Notwithstanding the foregoing, the Company shall not be precluded from asserting as a defense against any claim made against it upon hereunder that it has fully performed such obligation in accordance with the terms of this Agreement.

7. MISCELLANEOUS.

         7.1 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

         7.2 NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first-class mail, or telecopier, addressed as follows:

   PARTY                                   ADDRESS
   -----                                   -------

   Pacific Energy Resources Ltd.           1065 West Pier E Street
                                           Long Beach, CA  90802
                                           Attn:  Darren Katic
                                           Fax:  (310) 384-3494

   Laurus Master Fund, Ltd.                c/o M&C Corporate Services Limited
                                           P.O. Box 309 GT
                                           Ugland House
                                           George Town
                                           South Church Street
                                           Grand Cayman, Cayman Islands
                                           Attn: John Tucker, Esq.
                                                 Fax: (345) 949-8080


All notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after deposit in any United States Post Office in the Continental United States, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         7.3 ATTORNEYS' FEES. If a dispute arises with respect to this Agreement, the party prevailing in the dispute shall be entitled to recover all fees and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining that party's rights, or in preparing to enforce or in enforcing that party's rights under this Agreement, whether or not it was necessary for that party to institute suit.

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         7.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatory to the original and same counterpart.

         7.5 COMPANY REPRESENTATIONS. The Company represents and warrants to Laurus as follows: The Company has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company, and constitutes legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms. The Company's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not:
(a) violate or conflict with any provision of the Company's governing documents;
(b) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which the Company is a party or by which it is bound; or (c) violate or conflict with any applicable law.

         7.6 FURTHER ASSURANCE. From time to time each party will execute and deliver such further instruments and will take such other action as the other party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement. If for any reason the obligation of the Company hereunder would be unenforceable, the Company agrees to the fullest extent permitted by law to take such other action requested by Laurus to accomplish the effect contemplated by
Section 3 hereof as long as such action would not adversely affect the Company in any material respect in contrast to the position that the Company would have been in had such obligation been enforceable.


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         The parties have executed this Agreement as of the day and year first above written.



                                        PACIFIC ENERGY RESOURCES LTD.,
                                        a Delaware corporation


                                        By: /S/ DARREN KATIC
                                            ------------------------------------
                                            Darren Katic, President


                                        LAURUS MASTER FUND, LTD.
                                        a Cayman Islands company


                                        By: /S/ EUGENE GRIN
                                            ------------------------------------
                                            Name:
                                            Title:

ACCEPTED AND AGREED TO:

CARNEROS ACQUISITION CORP.


By: /S/ DARREN KATIC
    -----------------------------
    Name: Darren Katic
    Title: President


CARNEROS ENERGY, INC.


By: /S/ DARREN KATIC
    -----------------------------
    Name: Darren Katic
    Title: President


GOTLAND OIL, INC.


By: /S/ DARREN KATIC
    -----------------------------
    Name: Darren Katic
    Title: President


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